SETTLEMENT AND RELEASE AGREEMENT

     THIS SETTLEMENT AND RELEASE AGREEMENT is made as of December 17, 2003, by and among Trinity Learning Corporation, a Utah corporation ("Trinity"), CBL Global Corp., a Utah corporation (a wholly owned subsidiary of Trinity formerly known as CBL Acquisition Corp., and hereinafter referred to as "CBL Global"), Competency Based Learning, Inc., a California corporation ("CBL-CA"), COMPETENCY BASED LEARNING PTY. LTD. ACN 084 763 780, an Australia company ("CBL-AU"), ACN 082 126 501 Pty Ltd, an Australia company ("ACN"), Stephen Scammell, a resident of Larkspur, California ("Scammell"), Brian Kennedy, a resident of Helensvale, Australia ("Kennedy") (CBL-CA, CBL-AU, ACN, Scammell and Kennedy are sometimes referred to collectively as the "CBL Parties").

                                  RECITALS
                                  --------

     A. In or about October 2002, Trinity acquired the business of CBL-AU, ACN and CBL-CA through unified and simultaneous transactions (the "Acquisition"), principally pursuant to (i) that certain Plan and Agreement of Merger among CBL Global, CBL-CA and Scammell, under which CBL-CA was to be merged into CBL Global; (ii) that certain Acquisition Agreement among CBL Global and Kennedy with respect to the purchase of all of the outstanding capital stock of CBL-AU; and (iii) that certain Acquisition Agreement among CBL Global, Scammell and Kennedy with respect to the purchase of all of the outstanding capital stock of ACN. The foregoing agreements, and the other agreements and documents executed and delivered in connection therewith are collectively referred to herein as the "Acquisition Documents."

     B. In consideration of the purchase of the shares of CBL-AU, CBL-CA and ACN, Trinity issued to Scammell and Kennedy a number of shares of common stock of Trinity, a portion of which shares (the "Escrowed Shares") were held back in escrow to secure certain indemnity obligations of the CBL Parties under the Acquisition Documents, and caused CBL Global to issue promissory notes convertible into additional shares of Trinity stock or payable on or before September 1, 2004 (the "Convertible Notes"). CBL Global issued separate promissory notes to Scammell and Kennedy in respect of prior loans by them to CBL-AU and CBL-CA, payable on or before September 1, 2003 (the "Shareholder Notes"). To secure the obligations to Scammell and Kennedy under the Shareholder Notes, the Convertible Notes, and CBL Global's indemnity obligations under the Acquisition Documents, Trinity pledged to Scammell and Kennedy all of its shares of stock in CBL Global, and CBL Global caused each of CBL-CA, CBL-AU and ACN to grant to Scammell and Kennedy security interests over all of the assets of each of CBL-CA, CBL-AU and ACN.

     C. During September 2003, Trinity filed a complaint in the United States District Court for the District of Utah (Case No.: 2:03CV00798
DAK), naming Scammell and Kennedy, among others, as defendants (the "Federal Complaint"). In the Federal Complaint, Trinity has alleged, among other things, that certain representations made in the Acquisition Documents regarding the financial position of CBL-CA were untrue in a material respect as of the closing of the Acquisition as of October 1, 2002, and engaged in other fraudulent and deceptive acts. Scammell and Kennedy deny such allegations. In connection therewith, Trinity gave notice of such claims to Scammell and to the third party escrow holder under an Escrow Agreement dated as of October 1, 2002, among certain of the parties hereto and Heritage Bank of Commerce, a California corporation, as escrow agent (the "Escrow Agreement") that is one of the Acquisition Documents, thereby preventing the release from escrow on October 1, 2003, of the Escrowed Shares to Messrs. Scammell and Kennedy.


     D. Also during September 2003, Scammell, as agent for himself and Kennedy, sent written notice to Trinity declaring CBL Global and Trinity to be in default of their obligations in respect of the payment of the Shareholder Notes, accelerating the maturity of the Convertible Notes, and reserving all rights to enforce their pledges and liens over Trinity's pledged shares of capital stock of CBL Global, and over all of the assets of CBL-AU, ACN, and CBL-CA. Trinity asserts that it has no obligation to pay the Shareholder Notes given the acts alleged in the Federal Complaint.

     E. CBL-AU has failed to pay Kennedy's salary for the months of October and November 2003, and CBL Global purportedly terminated Scammell's employment on November 16, 2003. Scammell disputes that any cause existed for such termination, and asserts that such termination was unlawful. Trinity denies that its actions were unlawful.

     F. Trinity, on the one hand, and the CBL Parties, on the other hand, desire to settle all of their differences and all of their respective claims, including those described above, fully and finally, and to terminate the Escrow Agreement, all on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1.   Settlement Payment; Termination of Escrow.
               ------------------------------------------
               In consideration of the mutual, general releases given in this Agreement by the parties, Trinity and the CBL Parties agree as follows:

               (a)  Cash Payment to CBL Parties.
                    ----------------------------
                    Upon execution and delivery of this Agreement by each of the parties to this Agreement, Trinity shall tender to CBL-AU, by wire transfer according to wire instructions separately furnished by CBL-AU to Trinity, payment in the amount of Twenty-Five Thousand and 00/100 U.S. Dollars (U.S. $25,000.00).

               (b)  Early Termination of Holdback and Escrow.
                    -----------------------------------------
                    Except as otherwise defined in this Agreement, capitalized terms used in this paragraph (b) have the meanings ascribed thereto in the Escrow Agreement . Effective upon execution and delivery of this Agreement by the parties, the parties agree that the escrow of 1,000,000 shares of Trinity common stock shall be terminated and that all such shares shall be immediately distributed to Trinity out of escrow, free of any claims or interest of Scammell and Kennedy. The parties shall jointly notify and instruct the Escrow Agent to release and distribute from escrow all escrowed shares in the foregoing manner, and to return to Scammell and Kennedy any and all stock powers previously executed and delivered by them to Trinity or to the Escrow Agent, except those stock powers necessary to transfer title in such escrow shares to Trinity. The parties confirm that the Escrow Agreement will thereupon be terminated, provided that any obligations of the parties to the Escrow Agent under the Escrow Agreement shall survive for any applicable period of limitations. Notice to the Escrow Agent shall be sent to Heritage Bank of Commerce, 150 Almaden Boulevard, San Jose, CA 95113, Attn: Chloe Flowers, SVP/Escrow Department Manager.

          2.   Transfer of Ownership of CBL Global and its subsidiaries.
               ---------------------------------------------------------
               Trinity hereby transfers, sells and conveys to Scammell and Kennedy all of Trinity's shares of capital stock of CBL Global, which Trinity represents and warrants constitutes all of the issued and outstanding shares of stock of CBL Global, and that Trinity owns such shares free and clear of any liens or encumbrances, except in favor of Scammell (as collateral agent under the prior pledge), and has the corporate power and authority to convey such shares to Scammell and Kennedy pursuant to this Agreement. Trinity further represents and warrants that CBL Global is the beneficial owner of the shares in CBL-AU or ACN as a result of the Acquisition, and that CBL Global has not sold, transferred or encumbered its interest in such shares. Consistent with the foregoing transfer of ownership:

          (i) Trinity shall cause each of Doug Cole ("Cole"), Edward Mooney ("Mooney"), William Jobe ("Jobe") and each other person (other than Scammell and Kennedy) who is currently an officer and/or director of CBL-CA, CBL-AU, ACN (collectively, the "CBL Entities") or CBL Global to hereby resign, effective immediately from all board and officer positions with the CBL Entities and CBL Global;

          (ii) all assets, books and records of CBL Global and the CBL Entities in the possession or control of Trinity or its affiliates or insiders, including Cole and Mooney, and their legal counsel and accountants, including corporate minute books and stock ledgers, proprietary information and intellectual property (in print, electronic or other form) of the CBL Entities, shall be turned over immediately to Scammell and Kennedy, together with all share certificates evidencing all of the issued and outstanding shares of capital stock of CBL Global with appropriate endorsements or stock powers executed in blank by the holder thereof;

          (iii) all existing accounts receivable, customer contracts, intellectual property and other assets of the CBL Entities, as well as ordinary accounts payable and other liabilities accrued in the ordinary course of operations, shall remain assets and liabilities of the applicable CBL Entity (in the event that any such assets are subsequently received by any Trinity Party they shall be held in trust for the CBL Entity and promptly turned over to the CBL Entity); and

          (iv) all customer contracts of CBL-AU will remain with the CBL
Entities.

Trinity hereby represents and warrants that except as set forth in Schedule 1 to this Agreement, there is no material financial or contractual -------- liability or commitment that has been incurred or assumed by CBL Global subsequent to its formation in 2002, other than those liabilities and obligations to Scammell and Kennedy that were created or contemplated under the Acquisition Documents. The representations and warranties made by Trinity under this Section 2 are expressly conditioned on none of the CBL Parties having taken any action inconsistent with such representations and warranties.

          3.   Surrender of All Trinity Shares and Options.
               --------------------------------------------
               Scammell and Kennedy hereby surrender for cancellation to Trinity all shares of stock of Trinity held by them or to which they would be entitled under the Acquisition Documents, including all Escrowed Shares and options to purchase shares of Trinity's stock granted to Kennedy and Scammell in connection with their employment with the CBL Entities. Scammell and Kennedy each represents and warrants to Trinity that he owns the shares and options free and clear of any liens or encumbrances, except in favor of Trinity, and has the power to convey such shares and options to Trinity. The parties hereto agree that the Escrow Agreement is hereby terminated and the Escrowed Shares may be released to Trinity. The Convertible Notes made by CBL Global shall remain outstanding debt obligations of CBL Global to Scammell and Kennedy, but shall no longer be convertible into shares of Trinity capital stock, nor shall Trinity have any further obligation or liability whatsoever in respect of the Convertible Notes.

          4.   No Further Capital Commitment.
               ------------------------------
               Without limiting the generality of the releases given in
Section 8 of this Agreement, Trinity shall have no further obligation under any of the Acquisition Documents or otherwise to contribute any capital or to advance any funds to any the CBL Entities.

          5.   Retention of Mobile Equipment.
               ------------------------------
               Trinity acknowledge and agree that Scammell has the right to retain the exclusive use and ownership of the used laptop computer and cellular phone in his possession, and that Scammell may retain the use of the phone number associated with such cell phone and assume the wireless account, if such assumption is permitted by the wireless carrier without any requirement of further payment by or commitment of Trinity.

          6.   Dismissal of Lawsuit.
               ---------------------
               Within 5 business days following the execution and delivery of this Agreement, Trinity shall dismiss with prejudice the Federal Complaint as to all defendants, including Scammell, Kennedy and any CBL Entity. Trinity shall provide to the CBL Parties written evidence of such dismissal as soon as available from the court's docket.

          7.   Release By Trinity.
               -------------------
               Effective upon the delivery of Scammell and Kennedy's shares of Trinity stock, Trinity, on behalf of itself and its officers, directors, employees, shareholders, successors, assigns, agents, and representatives, hereby fully, finally and forever irrevocably and unconditionally releases, acquits and forever discharges each of the CBL Parties and CBL Global and its or his officers, directors, shareholders, agents, representatives, heirs, spouses, successors and assigns, and each of them, from any and all charges, complaints, controversies, remedies, suits, claims, demands, debts, obligations, guaranties, losses, causes of action, damages, penalties, costs, expenses, attorneys' fees, liabilities and indemnities, of any nature whatsoever, whether based on contract, tort, statute, or other legal or equitable theory of recovery, whether known or unknown, suspected or unsuspected, arising out of any alleged or actual acts or omissions (collectively, "Claims") occurring before the date of this Agreement, including any Claims based on the liabilities described in
Schedule 1 attached hereto and made a part hereof, but excluding any Claims arising out of breach by Scammell or Kennedy of any of their representations, warranties or undertakings in this Agreement. It is the express intent of Trinity to waive any and all claims that it has or may have against any of the CBL Parties, including any Claims arising under or relating to the Acquisition Documents and the transactions contemplated thereunder and which are presently unknown, unsuspected, unanticipated, or undisclosed, and Trinity expressly waives the provisions of Section 1542 of the Civil Code of California (and any similar provision of other applicable law), which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Trinity represents and warrants to the CBL Parties that none of Messrs. Cole, Mooney or Jobe, nor any other past or present officer of director of Trinity has any Claims against any of the CBL Parties other than those Claims that are released by this Section 7.

          8.   Release By CBL Parties.
               -----------------------
               Effective upon receipt by the CBL Parties of payment of the $25,000 cash required under Section 1 of this Agreement, each of the CBL Parties, on behalf of itself or himself and its or his heirs, spouses, officers, directors, employees, shareholders, successors, assigns, agents, and representatives and each of them, hereby fully, finally and forever irrevocably and unconditionally releases, acquits, and forever discharges Trinity and its officers, directors, shareholders, agents, representatives, attorneys, successors and assigns, and each of them, from any and all Claims occurring or arising before the date of this Agreement, but excluding any Claims arising out of breach by Trinity of any of its representations, warranties or undertakings in this Agreement. It is the express intent of each of the CBL Parties to waive any and all claims that it or he has or may have against Trinity and its officers, directors, shareholders, agents and representatives, including, without limitation,
(i) any Claims arising under or relating to the Acquisition Documents and the transactions contemplated thereunder,(ii) any Claims concerning the actions (or omissions) of Trinity's directors, officers, agents and/or representatives, including in their capacities as officers and directors of CBL Global, and (iii) any Claims against Trinity and/or its officers, directors, shareholders, agents and representatives relating to the employment of Scammell and Kennedy, and which are presently unknown, unsuspected, unanticipated, or undisclosed, and each expressly waives the provisions of Section 1542 of the Civil Code of California (and any similar provision of other applicable law), which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

For the avoidance of any doubt, the foregoing release by Scammell and Kennedy, as two of the CBL Parties, expressly excludes any Claims of Scammell against CBL Global arising out of his employment agreement with CBL Global, any claims of Kennedy against CBL-AU arising out of his employment agreement with CBL-AU, and any Claims (including without limitation liens, charges and security interests securing such Claims) held by Scammell and Kennedy against CBL Global and the CBL Entities with respect to the unpaid Shareholder Notes and the Convertible Notes (recognizing, however, that the conversion feature of those Notes and any obligation of Trinity to issue shares in exchange therefor has been fully released, as provided in Section 3 hereof and in this Section 8), all of which Claims are expressly reserved. For further clarification, such reservations and exclusion of claims shall not extend to exclude claims Scammell and/or Kennedy may have against Trinity, Cole, Mooney, and/or Jobe in their capacity as shareholders, officers, directors, agents and/or representatives of CBL Global and the CBL Entities (or as officers, directors, and/or shareholders of Trinity).

          9.   Release By CBL Global.
               ----------------------
               CBL Global, on behalf of itself and its officers, directors, employees, shareholders, successors, assigns, agents, and representatives, hereby fully, finally and forever irrevocably and unconditionally releases, acquits, and forever discharges each of Trinity, the CBL Parties, Cole, Mooney, Jobe and its or his heirs, spouses, officers, directors, shareholders, agents, representatives, successors, attorneys and assigns, and each of them, from any and all Claims occurring or arising before the date of this Agreement, but excluding any Claims arising out of breach by any of Trinity or the CBL Parties or of any of its or his representations, warranties or undertakings in this Agreement. It is the express intent of CBL Global to waive any and all claims that it or he has or may have against any of Trinity and the CBL Parties and its or his heirs, spouse, officers, directors, shareholders, agents and representatives, including any Claims arising under or relating to the Acquisition Documents and the transactions contemplated thereunder, and which are presently unknown, unsuspected, unanticipated, or undisclosed, and each expressly waives the provisions of Section 1542 of the Civil Code of California (and any similar provision of other applicable law), which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          10.  No Disparagement; Confidentiality of Settlement.
               ------------------------------------------------
               Each party agrees to refrain from publishing or disclosing to third person, entity or governmental body or regulatory authority any statement, written or verbal, that is intended or would reasonably be understood to defame, disparage or harm the reputation or standing of the other party in his or its personal or business relationships relating to any transaction or conduct between the parties prior to the date of this Agreement, except as any such statement may be required to be made in response to a subpoena or judicial or governmental order. Trinity shall give Scammell and Kennedy's legal counsel reasonable opportunity to review and comment on any statements regarding the resolution of these disputes proposed to be made by Trinity in any SEC filing and/or press release prior to the publication of same.

          11.  Mediation; Arbitration; Waiver of Jury Trial.
               ---------------------------------------------
               In the event of any controversy or dispute which arises under, out of, or in relation to any of the provisions hereof between Trinity, on the one hand, and any of the CBL Parties, on the other hand, such parties shall first attempt to resolve such controversy or dispute by mediation through Judicial Arbitration and Mediation Services (JAMS). If the parties are unable to resolve such controversy or dispute through mediation within 60 days of initiation of such process by a party's written notice of the existence of such dispute, then the matter shall be submitted to the American Arbitration Association ("AAA") for arbitration in accordance with the Commercial Arbitration Rules of the of AAA, as then in effect, except as otherwise provided by the provisions of this section.
The location of any such mediation and/or arbitration shall be determined by JAMS and/or the AAA, as the case may be. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees or costs, to the same extent as a court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The arbitrator's award shall be rendered in writing and shall be based upon applicable state and federal statutory and decisional law. Each of the parties irrevocably waives any objection to the bringing and maintenance of any arbitration or other proceeding, including any objection based on inconvenience or venue. Each party waives its respective rights to a trial by jury of any claim or cause of action arising out of this Agreement.

          12.  Miscellaneous Provisions.
               -------------------------
               (a)  Disclaimer of Liability.
                    ------------------------
                    The parties hereto acknowledge and agree that the obligations set forth in this Agreement are the result of compromise and are entered into in good faith and shall never for any purpose be considered an admission of liability or responsibility concerning any dispute between them or of any of the Claims released hereunder; and no past or present wrongdoing on the part of any of the parties shall be implied by such payment or execution. Without limiting the generality of the foregoing, the inclusion of the Schedule 1 amounts in this Agreement shall not constitute an admission by any of the CBL Parties that such amounts represent indebtedness of CBL Global.

               (b)  Comprehension; Authority of Signers.
                    ------------------------------------
                    In entering into this Agreement, each party represents that it has relied upon the legal advice of its own attorneys, who are the attorneys of its own choice. Each party further represents that the terms of this Agreement have been completely read by its attorneys, and that those terms are fully understood and voluntarily accepted by it. Each individual executing this Agreement on behalf of a corporate party to this Agreement hereby represents to the other parties by such execution that he is a duly elected officer of such corporation and has the power and authority to execute and deliver this Agreement on behalf of such corporation.

               (c)  No Assignment of Claims.
                    ------------------------
                    Each party hereto each represents and warrants to the others that it is aware of no other person having any interest in, nor has it assigned, hypothecated or otherwise transferred to any person, any interest in the released Claims or the subject matter of this Agreement. Each party hereby agrees to indemnify and hold harmless the other from any and all liabilities, claims, demands, obligations, damages, costs, expenses and attorneys' fees as a result of a breach of this representation or anyone asserting such interest, assignment, hypothecation and transfer.

               (d)  Validity.
                    ---------
                    If any provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid, illegal, or unenforceable, the remainder of this Agreement and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid, illegal, or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

               (e)  Attorneys' Fees.
                    ----------------
                    If any party institutes any action or arbitration to interpret or enforce this Agreement, or to recover damages for breach of this Agreement, the prevailing party shall be entitled to recover costs of suit or arbitration and to recover actual and reasonable attorneys' fees.
A party can be the prevailing party even if the proceedings are not brought to a final judgment or award. A party can be the prevailing party if the proceedings are brought to a final judgment or award only if the party recovers a judgment or award in excess of the amount, if any, offered in compromise by the other party pursuant to the provisions of Section 998 of the California Code of Civil Procedure. No sum of attorneys' fees shall be included in any computation of the amount of judgment or award for the purpose of determining whether a party is entitled to recover costs or attorneys' fees.

               (f)  Captions.
                    ---------
                    The titles and captions in this Agreement are included only as a matter of convenience. They shall not affect the interpretation of any provision.

               (g)  Construction of Agreement.
                    --------------------------
                    Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

               (h)  Further Assurances.
                    -------------------
                    Each party will do such further acts, including executing and delivering additional agreements or instruments as any of the others may reasonably request to consummate, evidence or confirm the agreements contained in this Agreement.

               (i)  Successors and Assigns.
                    -----------------------
                    This Agreement, and the rights and obligations of the parties, shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

               (j)  Notices.
                    --------
                    (i) All notices, demands or requests ("Notices") which are required or permitted to be given pursuant to this Agreement shall be in writing. Notices shall be delivered personally, by commercial carrier, by recognized air courier (such as Federal Express), or by registered or certified mail, postage prepaid, addressed to a party as stated below.

          If to Trinity:
                    Trinity Learning Corporation
                    1831 Second Street
                    Berkeley, California  94710
                    Attention:  Chief Executive Officer

          with a copy to:
                    Brent Christensen, Esq.
                    Parsons Behle & Latimer
                    333 South 520 West, Suite 220
                    Lindon, Utah 84042

          If to any of the CBL Parties or to CBL Global:

                    Robert Stephen Scammell
                    125 Riviera Circle
                    Larkspur, CA  94939

                    and
                    ---

                    Brian Patrick Kennedy
                    P.O. Box 255
                    Helensvale 4212
                    Australia

          with a copy to:
                    Russell D. Pollock, Esq.
                    Greene Radovsky Maloney & Share LLP
                    Four Embarcadero Center, Suite 4000
                    San Francisco, CA  94111

                    (ii) Notice given personally, by commercial carrier, or by air courier shall be effective upon delivery. Notice given by United States mail shall be effective the third (3rd) United States Post Office delivery day after the date of mailing.

                    (iii) Either party may change its address for Notices by Notice given pursuant to this Section.

               (k)  Counterparts.
                    -------------
                    This Agreement may be executed in several counterparts, which when taken together shall constitute a single document.

               (l)  Entire Agreement.
                    -----------------
                    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject mater hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by the party against whom such modification, amendment or change is to be enforced.

                          [signature pages follow]

[Signature Page to Settlement and Release Agreement]

          IN WITNESS WHEREOF, the undersigned have executed this Settlement and Release Agreement as of the date first written above.

                              TRINITY LEARNING CORPORATION


                              By:_________________________________________
                              Name:  Douglas Cole
                              Title:______________________________________

                              CBL GLOBAL CORP.

                              By:_________________________________________
                              Name:  Douglas Cole
                              Title:______________________________________

                              COMPETENCY BASED LEARNING, INC.


                              By:_________________________________________
                              Name:  Stephen Scammell
                              Title:______________________________________

                              COMPETENCY BASED LEARNING PTY. LTD.
                              ACN 084 763 780
                              By:_________________________________________
                              Name:  Brian Kennedy
                              Title:______________________________________

                              ACN 082 126 501 PTY LTD
                              By:_________________________________________
                              Name:  Brian Kennedy
                              Title:______________________________________

            [Signature Page to Settlement and Release Agreement]


                              ____________________________________________
                              STEPHEN SCAMMELL


                              ____________________________________________
                              BRIAN KENNEDY

                                 SCHEDULE 1
                                -----------

                    Disclosed Liabilities of CBL Global

     Liability                                                     Amount
     ______________________________________________________________________
     Note Payable to Trinity Learning Corporation for stock
     issued to Kennedy and Scammell                              $75,000
     ______________________________________________________________________
     Line of Credit payable to Trinity Learning Corporation
     for cash funding provided to CBL Global and CBL-AU         $755,382.57
     ______________________________________________________________________